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                                                                      EXHIBIT 21

MANUFACTURED HOME COMMUNITIES, INC.
SUBSIDIARIES OF THE REGISTRANT

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
                                                    State of Incorporation
                                                        or Organization
                                                    ----------------------
MHC Operating Limited Partnership                          Illinois

MHC Financing Limited Partnership                          Illinois

MHC Management Limited Partnership                         Illinois

MHC Financing Limited Partnership Two                      Delaware

Blue Ribbon Communities Limited Partnership                Delaware

LP Management Corporation                                  Delaware

MHC-QRS, Inc.                                              Delaware

MHC-QRS Two, Inc.                                          Delaware

MHC-QRS Blue Ribbon Communities, Inc.                      Delaware

MHC Lending Limited Partnership                            Illinois

MHC-Lending QRS, Inc.                                      Illinois

MHC-DeAnza Financing Limited Partnership                   Illinois

MHC-QRS DeAnza, Inc.                                       Illinois

MHC-DAG Management Limited Partnership                     Illinois

MHC-Bay Indies Financing Limited Partnership               Illinois

MHC-QRS Bay Indies, Inc.                                   Illinois

MHC Systems, Inc.                                          Illinois

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